As filed with the Securities and Exchange Commission on September 12, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Driven Brands Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3595252
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

440 S. Church Street, Suite 700

Charlotte, NC 28202

(704) 377-8855

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott O’Melia

Executive Vice President, General Counsel and Secretary

440 S. Church Street, Suite 700

Charlotte, NC 28202

(704) 377-8855

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton &

Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3300

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Driven Brands Holdings Inc.

Common Stock

This prospectus contains a general description of the shares of common stock, par value $0.01 per share (the “common stock”) that the selling stockholders may offer for sale. The specific terms of the offering for our common stock and the names of the selling stockholders will be contained in one or more supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, carefully before you invest in our common stock.

Our shares of common stock are listed on The NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “DRVN.”

Investing in our shares of common stock involves risks that are referenced under the caption “Risk Factors” on page 6 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 12, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Driven Brands Holdings, Inc., a Delaware corporation, which is also referred to as the “Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration procedure. Under this procedure, the selling stockholders may offer and sell, from time to time in one or more offerings, shares of our common stock.

This prospectus provides you with a general description of the common stock the selling stockholders may offer. Each time the selling stockholders offer and sell shares of common stock, we or parties acting on our behalf will provide a prospectus supplement and/or free writing prospectus that describes the terms of the offering, including information about the selling stockholders. The applicable prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.” Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our shares of common stock. The registration statement can be read at the SEC web site (www.sec.gov) as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents. The selling stockholders are not making an offer to sell shares of common stock in any jurisdiction where the offer or sale is not permitted.

The selling stockholders may sell shares of common stock to or through underwriters, dealers or agents or directly to purchasers. The selling stockholders and their agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the shares of common stock. The prospectus supplement, which we will provide each time the selling stockholders offer shares of common stock, will set forth the names of any underwriters, dealers or agents involved in the sale of such shares of common stock, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the shares of common stock covered by the prospectus supplement.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this prospectus, any prospectus supplement and the documents incorporated by reference including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in the 2021 Annual Report (as defined below), the First Quarter 10-Q, the Second Quarter 10-Q (as defined below), and in this prospectus as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus, any prospectus supplement and the documents incorporated by reference. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus, any prospectus supplement and the documents incorporated by reference and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause our results to vary from expectations include, but are not limited to:

•

our ability to compete with other businesses in the automotive aftermarket industries, including other international, national, regional and local repair and maintenance shops, paint and collision repair shops, oil change shops, glass repair and replacement shops, car washes, automobile dealerships, and suppliers of automotive parts;

•

advances and changes in automotive technology, including, but not limited to, changes in the materials used for the construction of structural components and body panels, changes in the types of paints and coatings used for automobiles or materials used for tires, changes in engines and drivetrains to hybrid and electric technology, increased prevalence of sensors and back-up cameras, and increased prevalence of self-driving vehicles and shared mobility;

•	changes in consumer preferences, perceptions and spending patterns;

•	changes in the cost of, availability of and shipping costs of automobile supplies, parts, paints, coatings and motor oil;

•	changes in the availability or cost of labor, including health care-related or other costs;

•	our ability to attract and retain qualified personnel;

•	changes in interest rates, commodity prices, energy costs and foreign exchange rates;

•	the impact of inflation on our expenses and consumer demand for our products and services;

•	global events, including military conflicts;

•	the ability of our key suppliers, including international suppliers, to continue to deliver timely high-quality products to us at quantities and prices similar to historical levels;

•	disruptions in the supply of specific products or to the business operations of key or recommended suppliers;

•	the willingness of our vendors and service providers to supply goods and services pursuant to customary credit arrangements;

•	our ability to maintain direct repair program relationships with insurance partners;

•	changes in general economic conditions and the geographic concentration of our locations, which may affect our business;

•	the operational and financial success of franchised, independently-operated and company-operated locations;

•	the willingness of franchisees to participate in and comply with our business model and policies;

•	our ability to successfully enter new markets;

•	our ability to successfully complete construction, including renovations, conversions, and build-outs of existing and additional locations;

•

risks associated with implementing our growth strategy, including our ability to open additional domestic and international franchised, independently-operated and company-operated locations and to continue to identify, acquire, and refranchise automotive aftermarket businesses, and the willingness of franchisees to continue to invest in and open new franchises;

•	the potential adverse impact of strategic acquisitions;

•	additional leverage incurred in connection with acquisitions or other capital expenditure initiatives;

•	the effect of the media’s reports and social media on our reputation;

•	the effectiveness of our marketing and advertising programs;

•	the adverse impacts caused by weather and the seasonality of our operations;

•	increased insurance and self-insurance costs;

•	our ability to comply with existing and future health, employment, data privacy, environmental and other government regulations;

•	our ability to adequately protect our intellectual property;

•	the adverse effect of litigation;

•	a significant failure, interruption or security breach of our computer systems or information technology;

•	increases in national, federal, state, local and provincial taxes, as well as changes in tax guidance and regulations and the impact on our effective tax rate;

•	catastrophic events, including war, terrorism and other international conflicts, public health issues (including the coronavirus pandemic and the availability of vaccinations) or natural disasters;

•	the effect of restrictive covenants in the documents related to indebtedness of our business; and

•	other risk factors included under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

There may be other factors that may cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

THE COMPANY

Driven Brands is the largest automotive services company in North America with a growing and highly-franchised base of more than 4,600 locations across 49 U.S. states and 14 other countries. Our scaled, diversified platform provides high-quality services to an extensive range of consumer and commercial customers who rely on their automobiles in all economic environments to get to work and in many other aspects of their daily lives. Our breadth of services cover a wide variety of automotive needs, including paint, collision, glass, and repair services, as well as a variety of high-frequency services, such as oil changes and car washes. We generate consistent recurring revenue and strong operating margins, with limited maintenance capital expenditures. Our network generated approximately $1.5 billion in revenue from approximately $4.5 billion in system-wide sales in 2021.

We have a portfolio of highly recognized brands, including Take 5 Oil Change, Meineke, MAACO, CARSTAR, Auto Glass Now, and 1-800-Radiator & A/C. Our brands have been providing quality services to retail and commercial customers around the world for over 350 years combined. We believe that the longevity and awareness of our brands, tenure of our franchisees, and the quality and value of our offerings resonate deeply with our customers. Maaco and Meineke have been operating since 1972 and are two of the most recognizable brands in the industry. In addition, Take 5 Oil Change has been operating since 1984, and CARSTAR has been in operation since 1989. Our brands are supported by highly qualified Driven Brands field operations team members, who provide training and operational expertise to our franchisees and company-operated and independently-operated locations to help them deliver best-in-class customer service and drive strong financial performance.

The Driven Brands platform enables our portfolio of brands to be stronger together than they are apart. We have invested heavily in the creation of unique and powerful shared services, which we believe provide each brand with more resources and produce better results than any individual brand could achieve on its own. Our locations are strengthened by ongoing training initiatives, targeted marketing enhancements, procurement savings, and cost efficiencies, driving revenue and profitability growth for both Driven Brands and for our franchisees. Our performance is further enhanced by a data analytics engine of approximately 23 billion data elements informed by customers across our thousands of locations at every transaction.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 440 S. Church Street, Suite 700, Charlotte, NC 28202.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the specific risks discussed or incorporated by reference in this prospectus and any applicable prospectus supplement, together with all the other information contained in any applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the 2021 Annual Report (as defined below), the First Quarter 10-Q and the Second Quarter 10-Q (as defined below), both of which are incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF THE CAPITAL STOCK

General

The following is a description of the material terms of, and is qualified in its entirety by, our certificate of incorporation and bylaws.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law (“DGCL”).

Authorized Capital

Our certificate of incorporation authorizes capital stock consisting of:

•	900,000,000 shares of common stock, par value $0.01 per share (the “common stock”); and

•	100,000,000 shares of preferred stock, par value $0.01 per share (the “preferred stock”).

As of September 1, 2022, there are 167,392,160 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held of record on all matters to which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Dividends. Section 203 of the DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends are dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors our board of directors may consider relevant.

Liquidation. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock are entitled to receive pro rata our remaining assets available for distribution.

Rights and Preferences. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law, the authorized shares of preferred stock will be available for issuance without further action by the shareholders our of common stock. Our board of directors may determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of shareholders of our common stock might believe to be in their best interests or in which they might receive a premium for their common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law

Our certificate of incorporation, bylaws and the DGCL, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which apply so long as our common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of our Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our certificate of incorporation and bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances or to any rights granted to our Principal Stockholders under our stockholders agreement, the number of directors is fixed from time to time exclusively pursuant to a resolution adopted by the board of directors. “Principal Stockholders” under our stockholders agreement refer to Driven Equity LLC and RC IV Cayman ICW Holdings LLC and their affiliates.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our certificate of incorporation provides that our Principal Stockholders and their affiliates and any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute “interested stockholders” for purposes of this provision.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when our Principal Stockholders and their affiliates beneficially own, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our certificate of incorporation also provides that, subject to the rights granted to one or more series of preferred stock then outstanding or the rights granted under the stockholders agreement with affiliates of our Principal Stockholders, any vacancies on our board of directors are filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when our Principal Stockholders and their affiliates beneficially own, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring in the board of directors may, subject to any rights granted to our Principal Stockholders under our stockholders agreement, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by stockholders).

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors are able to elect all our directors.

Special Stockholder Meetings

Our certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors; provided, however, so long as our Principal Stockholders and their affiliates own, in the aggregate, at least 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, special meetings of our stockholders shall also be called by the board of directors or the chairman of the board of directors at the request of our Principal Stockholders and their affiliates. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our certificate of incorporation precludes stockholder action by written consent at any time when our Principal Stockholders and their affiliates beneficially own, in the aggregate, at least 40% in voting power of the stock of the Company entitled to vote generally in the election of directors; provided, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken by written consent to the extent provided by the applicable certificate of designation relating to such series.

Supermajority Provisions

Our certificate of incorporation and bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our certificate of incorporation. For as long as our Principal Stockholders and their affiliates beneficially own, in the aggregate, at least 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy and entitled to vote on such amendment, alteration, rescission or repeal. At any time when our Principal Stockholders and their affiliates beneficially own, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our stockholders requires the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our certificate of incorporation provides that at any time when our Principal Stockholders and their affiliates beneficially own, in the aggregate, less than 40% in voting power of the stock of the Company entitled to vote generally in the election of directors, the following provisions in our certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our bylaws;

•	the provisions providing for a classified board of directors (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the classification of our board of directors, the lack of cumulative voting and the supermajority voting requirements make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers, delaying, or preventing changes in control of our management or our Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our certificate of incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director or officer of our Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware, or if no state court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware, unless we consent in writing to the selection of an alternative forum. Additionally, our certificate of incorporation states that the foregoing provision will not apply to claims arising under the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”) or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or stockholders, which may discourage lawsuits with respect to such claims. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our certificate of incorporation provides that, to the fullest extent permitted by law, each of our Principal Stockholders or any of their affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates has no duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that our Principal Stockholders or any of their affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity is deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, repurchases or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, shareholders may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on NASDAQ under the symbol “DRVN”.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell shares of common stock in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, the selling stockholders may enter into option, share lending or other types of transactions that require such selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. The selling stockholders may also enter into hedging transactions with respect to the securities of such selling stockholders. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require the selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of the Company in making decisions with respect to the timing manner and size of each sale of shares of common stock covered by this prospectus.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by such selling stockholders or borrowed from such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use shares of common stock received from such selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholders may otherwise loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares of common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of such selling stockholders or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time the selling stockholders sell shares of common stock under this prospectus, the selling stockholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the shares of common stock. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the shares of common stock and the proceeds such selling stockholders will receive from the sale of the shares of common stock;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the shares of common stock may be listed;

•	the method of distribution of the shares of common stock;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the shares of common stock will be acquired by the underwriters or dealers for their own account. The shares of common stock may be sold from time to time by the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The shares of common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the shares of common stock offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered shares of common stock if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The shares of common stock may be sold directly by the selling stockholders, or through agents designated by such selling stockholders from time to time. Any agent involved in the offer or sale of the shares of common stock in respect of which this prospectus is delivered will be named, and any commissions payable by such selling stockholders to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the shares of common stock offered by this prospectus may be solicited, and sales of the shares of common stock may be made, by the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the shares of common stock. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase shares of common stock from the selling stockholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by such selling stockholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares of common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares of common stock are also being sold to underwriters, the selling stockholders must have sold to these underwriters the shares of common stock not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by the selling stockholders in any offering of shares of common stock under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or such selling stockholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholders for certain expenses.

Any selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Any shares of common stock initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered shares of common stock are sold by the selling stockholders for public offering and sale may make a market in such shares of common stock, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the shares of common stock offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered shares of common stock will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of Driven Brands Holdings Inc. and subsidiaries as of December 25, 2021 and December 26, 2020, the related consolidated statements of operations, comprehensive income, shareholders’/members’ equity, and cash flows for each of the fiscal years ended December 25, 2021, December 26, 2020, and December 28, 2019 and the related notes incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that is filed with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, filed with the SEC on March 18, 2022 (the “2021 Annual Report”);

•	Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2022 that are incorporated by reference into Part III of the 2021 Annual Report;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 26, 2022, filed with the SEC on May 6, 2022 (the “First Quarter 10-Q”);

•	Our Quarterly Report on Form 10-Q for the quarter ended June 25, 2022, filed with the SEC on August 5, 2022 (the “Second Quarter 10-Q”);

•	Our Current Reports on Form 8-K filed with the SEC on March 22, 2022, May 20, 2022 and July 11, 2022; and

•

The description of our common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on January 14, 2021, and any amendments or reports filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.drivenbrands.com) is not incorporated into this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning the Company at the following address:

Investor Relations

440 S. Church Street, Suite 700

Charlotte, NC 28202

(704)-377-8855

e-mail: investors@drivenbrands.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and our shares of common stock, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit.

You may inspect and obtain these reports and other information without charge at the website maintained by the Commission. The address of this website is www.sec.gov.

Driven Brands Holdings Inc.

Common Stock

PROSPECTUS

September 12, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth expenses payable by the Company in connection with the issuance and distribution of the shares of common stock being registered, excluding underwriting fees and expenses. All the amounts shown are estimates except the registration fee paid to the Securities and Exchange Commission.

SEC registration fee	$		†
FINRA filing fee		225,500
Accounting fees and expenses			*
Legal fees and expenses			*
Printing expenses			*
Transfer agent and registrar fees			*
Fees and expenses of trustee and counsel			*
Miscellaneous			*
Total	$		*

†	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
*	Fees and expenses are based on the number of issuances and the amount of shares of common stock offered and, accordingly, are presently not known and cannot be estimated.

ITEM 15	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise. The registrant’s bylaws provide for indemnification by the registrant of its directors, officers, and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16	EXHIBITS

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

ITEM 17	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of underwriting agreement for shares of common stock.*

4.1	Amended and Restated Base Indenture, dated as of April 24, 2018, by and between Driven Brands Funding, LLC, as issuer, and Citibank, N.A., as trustee and securities intermediary (incorporated by reference from Exhibit 4.1 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.2	Amendment No. 1 to the Amended and Restated Base Indenture, dated as of March 19, 2019, by and between Driven Brands Funding, LLC, as issuer, and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.2 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.3	Amendment No. 2 to the Amended and Restated Base Indenture, dated as of June 15, 2019, by and between Driven Brands Funding, LLC, as issuer, and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.3 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.4	Amendment No. 3 to the Amended and Restated Base Indenture, dated as of September 17, 2019, by and between Driven Brands Funding, LLC, as issuer, and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.4 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.5	Amendment No. 4 to the Amended and Restated Base Indenture, dated as of July 6, 2020, by and among Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as Canadian co-issuer, and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.5 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.6	Amendment No. 5 to the Amended and Restated Base Indenture, dated as of December 14, 2020, by and among Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as Canadian co-issuer, and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.6 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.7	Amendment No. 6 to the Amended and Restated Base Indenture, dated as of March 30, 2021, among Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as Canadian co-issuer, and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.1 to Driven Brands Holdings Inc.’s Current Report on Form 8-K, filed March 31, 2021).

4.8	Amendment No. 7 to the Amended and Restated Base Indenture, dated as of March 30, 2021, among Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as Canadian co-issuer, and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.8 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed August 2, 2021).

4.9	Amendment No. 8 to the Amended and Restated Base Indenture, dated as of September 29, 2021, among Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as Canadian co-issuer, and Citibank, N.A., as trustee (incorporated by reference from Exhibit 4.2 to Driven Brands Holdings Inc.’s Current Report on Form 8-K, filed September 29, 2021).

4.10	Series 2018-1 Supplement, dated as of April 24, 2018, by and between Driven Brands Funding, LLC, as issuer, and Citibank, N.A., as trustee and Series 2018-1 securities intermediary (incorporated by reference from Exhibit 4.7 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.11	First Supplement to Series 2018-1 Supplement, dated as of July 6, 2020, by and between Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as co-issuer and Citibank, N.A., as trustee and Series 2018-1 securities intermediary (incorporated by reference from Exhibit 4.8 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.12	Series 2019-1 Supplement, dated as of March 19, 2019, by and between Driven Brands Funding, LLC, as issuer, and Citibank, N.A., as trustee and Series 2019-1 securities intermediary (incorporated by reference from Exhibit 4.9 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.13	First Supplement to Series 2019-1 Supplement, dated as of July 6, 2020, by and between Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as co-issuer and Citibank, N.A., as trustee and Series 2019-1 securities intermediary (incorporated by reference from Exhibit 4.10 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.14	Series 2019-2 Supplement, dated as of September 17, 2019, by and between Driven Brands Funding, LLC, as issuer, and Citibank, N.A., as trustee and Series 2019-2 securities intermediary (incorporated by reference from Exhibit 4.11 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.15	First Supplement to Series 2019-2 Supplement, dated as of July 6, 2020, by and between Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as co-issuer and Citibank, N.A., as trustee and Series 2019-2 securities intermediary (incorporated by reference from Exhibit 4.12 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.16	Series 2019-3 Supplement, dated as of December 11, 2019, by and between Driven Brands Funding, LLC, as issuer, and Citibank, N.A., as trustee and Series 2019-3 securities intermediary (incorporated by reference from Exhibit 4.13 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.17	First Supplement to Series 2019-3 Supplement, dated as of July 6, 2020, by and between Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as co-issuer and Citibank, N.A., as trustee and Series 2019-3 securities intermediary (incorporated by reference from Exhibit 4.14 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.18	Second Supplement to Series 2019-3 Supplement, dated as of April 30, 2021, by and between Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as co-issuer and Citibank, N.A., as trustee and Series 2019-3 securities intermediary (incorporated by reference from Exhibit 4.1 to Driven Brands Holdings Inc.’s Current Report on Form 8-K, filed April 30, 2021).

4.19	Series 2020-1 Supplement, dated as of July 6, 2020, by and among Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as Canadian co-issuer, and Citibank, N.A., as trustee and Series 2020-1 securities intermediary (incorporated by reference from Exhibit 4.15 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.20	Series 2020-2 Supplement, dated as of December 14, 2020, by and among Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as Canadian co-issuer, and Citibank, N.A., as trustee and Series 2020-2 securities intermediary (incorporated by reference from Exhibit 4.16 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1, filed December 22, 2020).

4.21	Series 2021-1 Supplement, dated as of September 29, 2021, by and among Driven Brands Funding, LLC, as issuer, Driven Brands Canada Funding Corporation, as Canadian co-issuer, and Citibank, N.A., as trustee and Series 2020-2 securities intermediary (incorporated by reference from Exhibit 4.1 to Driven Brands Holdings Inc.’s Current Report on Form 8-K, filed September 29, 2021).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in exhibit 5.1).

24.1	Powers of attorney related to the Company (included in signature page).

101	Interactive Data File

107	Filing Fee Table

*	To be filed by Current Report on Form 8-K and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on September 12, 2022.

Driven Brands Holdings Inc.

/s/ Jonathan Fitzpatrick
Jonathan Fitzpatrick
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Scott O’Melia and Tiffany Mason, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jonathan Fitzpatrick Jonathan Fitzpatrick	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 12, 2022

/s/ Tiffany Mason Tiffany Mason	Chief Financial Officer (Principal Financial Officer)	September 12, 2022

/s/ Neal Aronson Neal Aronson	Director, Chairman of the Board	September 12, 2022

/s/ Catherine Halligan Catherine Halligan	Director	September 12, 2022

/s/ Chadwick Hume Chadwick Hume	Director	September 12, 2022

/s/ Rick Puckett Rick Puckett	Director	September 12, 2022

/s/ Karen Stroup Karen Stroup	Director	September 12, 2022

/s/ Peter Swinburn Peter Swinburn	Director	September 12, 2022

/s/ Michael Thompson Michael Thompson	Director	September 12, 2022

/s/ Jose Tomas Jose Tomas	Director	September 12, 2022